Exhibit 4.22

Execution Version

SECOND AMENDMENT

TO

AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

DATED AS OF APRIL 27, 2023

AMONG

DP RBL CO LLC,
AS BORROWER,

THE GUARANTORS PARTY HERETO,

KEYBANK NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

SECOND AMENDMENT TO AMENDED AND
RESTATED REVOLVING CREDIT AGREEMENT

This Second Amendment to Amended and Restated Revolving Credit Agreement (this “Second Amendment”) dated as of April 27, 2023, is among DP RBL CO LLC, a Delaware limited liability company (the “Borrower”), each of the undersigned guarantors (the “Guarantors”), each Lender (as defined below) party hereto, and KeyBank National Association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

A.           The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Amended and Restated Revolving Credit Agreement dated as of August 2, 2022, as amended by that certain First Amendment dated as of March 1, 2023 (as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”).

B.            The Borrower has requested, and the Lenders and the Administrative Agent have agreed to amend and to waive certain provisions of the Credit Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Second Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.               Definitions. Unless otherwise defined in this Second Amendment, each capitalized term used in this Second Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Second Amendment refer to sections of the Credit Agreement.

Section 2.               Amendments. Subject to the Satisfaction of the Conditions Precedent in Section 5 of this Second Amendment, the Credit Agreement shall be amended effective as of the Second Amendment Effective Date as follows:

2.1          Amendment to Section 1.02. Section 1.02 is hereby amended by amending the following defined term in its entirety:

“Agreement” means this Amended and Restated Revolving Credit Agreement, including the Schedules and Exhibits hereto, as amended by that certain First Amendment dated as of March 1, 2023, that Second Amendment dated as of April 27, 2023, and as the same may be further amended, modified, supplemented, restated, replaced or otherwise modified from time to time.

1

2.2          Amendment to Section 8.01(a). Sections 8.01(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:

(a)          Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than one hundred twenty (120) days after the end of each Fiscal Year of the Parent (i) the Parent’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year of the Parent, all reported on by an independent public accountant reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, other than with respect to, or resulting from the occurrence of an upcoming maturity date of Indebtedness) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis and the other Group Members (as applicable), on a consolidated basis, in each case, in accordance with IFRS (if the Parent’s financial statements are available in accordance with GAAP, GAAP) consistently applied, (ii) the Borrower’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year of the Borrower, where available, all reported on by an independent public accountant reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, other than with respect to, or resulting from, the occurrence of an upcoming maturity date of Indebtedness) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis and the other Group Members (as applicable), on a consolidated basis, in each case, in accordance with GAAP or IFRS (if the Parent’s financial statements are available in accordance with GAAP, GAAP) consistently applied, and for the avoidance of doubt, without accompanying financial statement footnotes, and (iii) in the event the Borrower’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Year are prepared and audited in accordance with IFRS or prepared under a basis of accounting that differs from the Quarterly Financial Statements provided in accordance with Section 8.01(b), the Borrower will separately provide a reconciliation (for the avoidance of doubt, such reconciliation will be unaudited) between the two standards in a format reasonably acceptable to the Administrative Agent.

Section 3.               Waiver. The Borrower has requested that Lenders constituting the Majority Lenders waive, and the Lenders signatory hereto which constitute the Majority Lenders do hereby waive the requirement of Section 8.01(a) that the financial statements for the Fiscal Year of the Borrower ending December 31, 2022 be delivered within 120 after the end of such Fiscal Year; provided that such financials are delivered on or before May 31, 2023.

2

Section 4.               Additional Collateral. Schedule 2 to the Guarantee and Collateral Agreement is hereby updated to include the additional “Pledged Securities” (as such term is defined in the Guarantee and Collateral Agreement) as more particularly set forth on Revised Schedule 2 attached hereto.

Section 5.               Effectiveness. This Second Amendment shall become effective on the first date on which each of the conditions set forth in this Section 5 is satisfied (the “Second Amendment Effective Date”):

5.1           The Administrative Agent shall have received duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Second Amendment from the Borrower, each Guarantor, and Lenders constituting the Majority Lenders.

5.2           At the time of and immediately after giving effect to this Second Amendment, (a) no Default or Event of Default shall have occurred and be continuing and (b) no event or events shall have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.3           There shall be no pending or threatened litigation against the Borrower or any Guarantor which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except as disclosed in writing to the Administrative Agent prior to the Second Amendment Effective Date.

5.4           The Borrower shall have paid all amounts due and payable on or prior to the Second Amendment Effective Date to the extent invoiced two (2) Business Days prior to the Second Amendment Effective Date, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

Section 6.               Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.               Miscellaneous. (a) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Second Amendment; (b) the execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Second Amendment by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Second Amendment by electronic mail shall be effective as delivery of a manually executed counterpart of this Second Amendment.

3

Section 8.               Ratification and Affirmation; Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges the terms of this Second Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the Second Amendment Effective Date, after giving effect to the terms of this Second Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty (to the extent so qualified) shall continue to be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty (to the extent so qualified) shall continue to be true and correct in all respects) as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing, and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 9.               Loan Document. This Second Amendment is a Loan Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

Section 10.             No Oral Agreements. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS SECOND AMENDMENT, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN AND AMONG THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN AND AMONG SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

[Signature Pages Follow]

4

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	DP RBL CO LLC
a Delaware corporation

	By:	/s/ Benjamin M. Sullivan
	Name:	Benjamin M. Sullivan
	Title:	Executive Vice President & General Counsel

GUARANTORS:	BLUESTONE NATURAL RESOURCES II LLC
DP LEGACY CENTRAL LLC
DIVERSIFIED ENERGY MARKETING, LLC

	By:	/s/ Benjamin M. Sullivan
	Name:	Benjamin M. Sullivan
	Title:	Executive Vice President & General Counsel

Signature Page

DP RBL CO LLC – Second Amendment

KEYBANK NATIONAL ASSOCIATION, as Coordinating Lead Arranger, Sole Bookrunner, Administrative Agent and a Lender

By:	/s/ Eric Appel
Name:	Eric Appel
Title:	Senior Vice President

Signature Page

DP RBL CO LLC – Second Amendment

TRUIST BANK, as Co-Syndication Agent, and a Lender

By:	/s/ Benjamin L. Brown
Name:	Benjamin L. Brown
Title:	Director

TRUIST SECURITIES, INC., as Joint Lead Arranger

By:	/s/ Benjamin L. Brown
Name:	Benjamin L. Brown
Title:	Director

Signature Page

DP RBL CO LLC – Second Amendment

CITIZENS BANK, N.A., as Joint Lead Arranger, Co-Syndication Agent and a Lender

By:	/s/ Scott Donaldson
Name:	Scott Donaldson
Title:	Senior Vice President

Signature Page

DP RBL CO LLC – Second Amendment

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Joint Lead Arranger, Co-Syndication Agent, a Lender and as Lead Sustainability Structuring Agent

By:	/s/ Jacob W. Lewis
Name:	Jacob W. Lewis
Title:	Authorized Signatory

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Authorized Signatory

Signature Page

DP RBL CO LLC – Second Amendment

DNB CAPITAL LLC, as a Lender

By:	/s/ Kevin Utsey
Name:	Kevin Utsey
Title:	Senior Vice President

By:	/s/ Scott Joyce
Name:	Scott Joyce
Title:	Senior Vice President

Signature Page

DP RBL CO LLC – Second Amendment

MIZUHO BANK, LTD., as a Joint Lead Arranger, a Co-Syndication Agent and a Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Executive Director

Signature Page

DP RBL CO LLC – Second Amendment

U.S. BANK NATIONAL ASSOCIATION, as a Joint Lead Arranger, a Co-Document Agent and a Lender

By:	/s/ Matthew A. Turner
Name:	Matthew A. Turner
Title:	Senior Vice President

Signature Page

DP RBL CO LLC – Second Amendment

FIRST-CITIZENS BANK & TRUST COMPANY, as a Lender

By:	/s/ Christopher Solley
Name:	Christopher Solley
Title:	Vice President

Signature Page

DP RBL CO LLC – Second Amendment

FIRST HORIZON BANK, as a Lender

By:	/s/ W. David McCarver IV
Name:	W. David McCarver IV
Title:	Senior Vice President

Signature Page

DP RBL CO LLC – Second Amendment

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Salman Samar
Name:	Salman Samar
Title:	Director

Signature Page

DP RBL CO LLC – Second Amendment

CITIBANK, N.A., as a Lender

By:	/s/ Cliff Vaz
Name:	Cliff Vaz
Title:	Vice President

Signature Page

DP RBL CO LLC – Second Amendment

SYNOVUS BANK, as a Lender

By:	/s/ Custis Proctor
Name:	Custis Proctor
Title:	Corporate Banker

Signature Page

DP RBL CO LLC – Second Amendment

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Keshia Leday
Name:	Keshia Leday
Title:	Authorized Signatory

Signature Page

DP RBL CO LLC – Second Amendment

MERCURIA INVESTMENTS U.S., INC., as a Lender

By:	/s/ Marty Bredehoft
Name:	Marty Bredehoft
Title:	Treasurer

Signature Page

DP RBL CO LLC – Second Amendment

SCHEDULE 2

DESCRIPTION OF INVESTMENT PROPERTY

[**Omitted**]